EXHIBIT 23



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23043) of Westamerica Bancorporation of our report dated April 30, 2004 relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement
Plan (ESOP) as of December 31, 2003 and 2002 and for the years ended
December 31, 2003, 2002, and 2001 which appear in this Form 11-K.


							/s/ Perry-Smith LLP
                                                    ---------------------


Sacramento, California
June 18, 2004